UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 5, 2009

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2009, Nautilus, Inc., a Washington corporation (the “Company”), and Fit Dragon International, Ltd., a British Virgin Islands corporation (“Buyer”), entered into two asset purchase agreements (the “Agreements”) providing for the sale of certain assets of the Company’s commercial business to Buyer. The Agreements provide for the sale of certain assets of the Company’s StairMaster® and Schwinn® Fitness product lines, including the licensing of indoor cycling products of the Schwinn® Fitness brand for use in the commercial channel. The transactions are subject to customary conditions to closing and are scheduled to close on or before December 30, 2009.

Under the terms of the Agreements, the assets are being sold for approximately $12.3 million. The Company will receive a net cash payment of approximately $10.9 million and approximately $1.4 million in liabilities are being assumed by Buyer. The Company will receive, approximately, $7.9 million cash at closing, $2.0 million within sixty (60) days, and the remaining $1.0 million over the next three years. In addition, the Company will be entitled to receive certain royalties based on Buyer’s post-closing sales of Schwinn® commercial indoor cycling and StairMaster® products. The Company will retain the right to continue to market and sell Schwinn® indoor cycling products in the retail and direct-to-consumer sales channels. The Company will also retain certain rights to sell StairMaster® products in the retail and direct-to-consumer markets.

Pursuant to the Agreements, the Company makes certain representations and warranties regarding the acquired assets. Subject to certain limitations, the Company has agreed to indemnify Buyer for breach of such representations and warranties.

On December 9, 2009 the Company issued a press release regarding the Agreements. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 7, 2009, Sebastian Goulet, General Manager Commercial Business and Senior Vice President Manufacturing, resigned from the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

Exhibit No.	Description

99.1	Nautilus, Inc. Press Release dated December 9, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

December 10, 2009	By:	/s/ KENNETH L. FISH
(Date)		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Nautilus, Inc. Press Release dated December 9, 2009.

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